EXHIBIT 10.18 TO FORM 8-K
                            ASSET PURCHASE AGREEMENT






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                            ASSET PURCHASE AGREEMENT

                                     between

                         BISSELL HEALTHCARE CORPORATION

                                    as Buyer

                                       and

                               LANDEC CORPORATION

                                    as Seller


                                 August 28, 1997







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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1.  SALE AND PURCHASE OF ASSETS........................................1
         1.1 Agreement to Sell Assets..........................................1
         1.2 License Agreement.................................................2
         1.3 Purchase Price....................................................2
         1.4 Allocation of the Purchase Price..................................2
         1.5 Transition........................................................2
         1.6 Transfer Taxes....................................................4

ARTICLE 2 REPRESENTATIONS, COVENANTS AND WARRANTIES OF SELLER..................4
         2.1 Organization and Standing of Seller...............................4
         2.2 Authorization and Enforceability..................................4
         2.3 Machinery and Equipment; Manufacturing Process....................4
         2.4 Litigation........................................................4
         2.5 Financial Information.............................................5
         2.6 No Conflict with Other Instruments or Proceedings.................5
         2.7 Contracts.........................................................5
         2.8 Intellectual Property.............................................5
         2.9 Brokers' Fees.....................................................6
         2.10 Product Warranties...............................................6
         2.11 Permits and Licenses.............................................6
         2.12 Compliance with Law and Other Regulations........................6
         2.13 Accuracy of Statements...........................................6

ARTICLE 3 REPRESENTATIONS, COVENANTS AND WARRANTIES OF BUYER...................7
         3.1 Organization and Standing of Buyer................................7
         3.2 Authorization and Enforceability..................................7
         3.3 Brokers' Fees.....................................................7

ARTICLE 4  CLOSING.............................................................7
         4.1 Closing...........................................................7
         4.2 Obligations of Seller.............................................7
         4.3 Obligations of Buyer..............................................8
         4.4 Further Documents or Necessary Action.............................8

ARTICLE 5  INDEMNIFICATION.....................................................8
         5.1 Indemnification by Seller.........................................8
         5.2 Indemnification by Buyer..........................................9

ARTICLE 6  GENERAL............................................................11
         6.1 Survival of Representations, Warranties..........................11
         6.2 Binding Effect; Benefits; Assignment.............................11



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         6.3 Definition  of "Knowledge".......................................11
         6.4 Governing Law....................................................11
         6.5 Public Disclosure................................................11
         6.6 Notices..........................................................12
         6.7 Counterparts.....................................................12
         6.8 Expenses.........................................................13
         6.9 Entire Agreement.................................................13
         6.10 Amendment and Waiver............................................13
         6.11 Severability....................................................13
         6.12 Headings........................................................13
         6.13 Limitation of Liability.........................................13

EXHIBITS

         1.1(a)   Description of Inventory
         1.1(b)   Machinery and Equipment
         1.1(c)   Contracts to be Assumed
         1.1(d)   Trademarks
         1.2      Form of License Agreement
         1.5      Form of Supply Agreement
         4.2(c)   Form of Opinion of Counsel for Seller
         4.3(b)   Form of Opinion of Counsel for Buyer

                                      -ii-

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                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the 28th day of August, 1997, by and between BISSELL HEALTHCARE CORPORATION, a Michigan corporation, d/b/a SAMMONS(TM) PRESTON with offices located at 4 Sammons Court, Bolingbrook, Illinois 60440-4989 ("Buyer"), and LANDEC CORPORATION, a California corporation with offices located at 3603 Haven Avenue, Menlo Park, California 94025-1010 ("Seller").


                                    PREAMBLE

     Seller is engaged, among other things, in the manufacture, distribution and sale of QuickCast(R) casting and splinting products (the "Products") using patented technology owned by Seller. Buyer desires to purchase from Seller and Seller desires to sell to Buyer certain of the assets associated with such business in accordance with the terms and subject to the conditions set forth in this Agreement. The manufacture, distribution and sale of the Products is hereinafter referred to as the "Business."


                   ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE 1.

                           SALE AND PURCHASE OF ASSETS

     Section 1.1 Agreement to Sell Assets. On the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the following assets (the "Purchased Assets"), free and clear of any and all security interests, liens, encumbrances, or adverse claims whatsoever:

     (a) all inventories of raw materials, work in process, finished goods, packaging and supplies owned by Seller, wherever located, used or intended for use in the Business as described as of July 31, 1997, on Exhibit 1.1(a) ("Inventories");

     (b) all machinery and equipment, including dies, molds, jigs, racks and tools, owned or leased by Seller and used in the Business, as described in
Exhibit 1.1(b) ("Machinery and Equipment");

     (c) all rights under the contracts relating to the Products or the Business identified in Exhibit 1.1(c) hereof ("Contracts"):

     (d) the registered trademark "QuickCast(R)," United States Trademark Registration No. 1,947,779 and No. 1,898,779 and the other trademarks, trade names and trade dress used by Seller in connection with the Business as described in Exhibit 1.1(d) and the goodwill associated therewith (the "Marks"); and



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     (e)  all  customer  lists,  product  literature,   advertising   materials,
graphics,  art  work,  processes,   manufacturing  drawings,   product  designs,
patterns, and design work directly relating to the Products or the Business.

     Section 1.2 License Agreement. Seller shall grant Buyer the exclusive right to the patents, technology, copyrights, trade secrets and knowhow associated with the Products for all [****] applications (the "Licensed Technology"), by execution and delivery at Closing of the license agreement (the "License Agreement") in the form attached hereto as Exhibit 1.2.

     Section 1.3 Purchase Price. In consideration of the transfer of the Purchased Assets to Buyer, Buyer agrees to pay Seller the sum of Nine Hundred Fifty Thousand Dollars ($950,000)(the "Purchase Price"), plus the license fee set forth in the License Agreement (the "License Fee"). The Purchase Price, other than the License Fee, shall be payable by wire transfer of immediately available funds at the Closing, as such term is defined in Section 4.1 hereof. Except for the obligations from and after the Closing Date under the contracts referred to in Section 1.1(c) above and the sales and use tax obligations referred to in Section 1.6, the Buyer shall assume no liabilities of Seller whatsoever.

     Section 1.4 Allocation of the Purchase Price. The purchase price shall be allocated to the various assets being purchased, as follows:

     (a) Inventories - the sum of [****] Dollars ($[****]).

     (b) Machinery and Equipment - the sum of [****] Dollars ($[****]).

     (c) The Marks, customer lists, product literature, advertising materials, graphics, art work, processes, manufacturing drawings, product designs, patterns, and design work and the goodwill associated with the Business [the sum of [****] Dollars ($[****]).

Seller shall retain title to the Inventories and the Machinery and Equipment until delivered to Buyer at Buyer's plant or other location designated by Buyer. Buyer shall pay all shipping costs and assume risk of loss when placed on common carrier at Seller's plant.

     Section 1.5 Transition.

     (a) Supply Agreement. Seller will manufacture finished Products for Buyer for a period of up to three (3) months following Closing and will manufacture laminated fabric for up to an additional three (3) months, pending transfer of the Business to a location selected by Buyer, all in accordance with the Supply Agreement in the form attached hereto as Exhibit 15. Upon Closing, all inventories of finished goods shall be shipped to Buyer's location, or other locations designated by Buyer. During the term of the Supply Agreement, all usable inventories of work in process or raw materials shipped to Buyer shall be recorded and at the conclusion of the Supply Arrangement, all remaining usable inventories of work in process and raw materials shall be inventoried and shipped to Buyer. To the extent the value of the usable raw materials

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and work in process shipped to Buyer during the term or upon  termination of the
Supply Agreement, valued in accordance with Section 1.4(a) above, is in excess of the value as of the Closing, Buyer shall pay Seller the amount of such excess. To the extent the value of the usable raw materials and work in process shipped to Buyer during the term or upon termination of the Supply Agreement is less than the value as of the Closing, Seller shall promptly pay Buyer the amount by which the value is less than the value as of the Closing Date. Amounts due from either party under this provision shall be paid within thirty (30) days of the expiration of the Supply Agreement.

     (b) Transition and Relocation and Costs. Buyer shall pay all its costs relating to the transition and relocation of the Business, including, but not limited to:

         (1) Removal, shipping and installation of the manufacturing equipment, including modifications to new manufacturing location;

         (2) Removal and shipping of inventory;

         (3) Recruiting and training of workforce and startup of relocated manufacturing;

         (4) Modification of packaging and advertising materials to reflect change of ownership; and

         (5) Sales taxes and registration and transfer fees and expenses.

Seller will cooperate with Buyer to help minimize such costs.

     (c) Technical Assistance.

         (1) During the six months following Closing, Seller shall provide a total of [****] of free technical assistance and training. Seller will make the manufacturing operations manager and machine operator available at both Seller's facility and Buyer's facility for a maximum of [****]. Seller shall provide the remaining worker days for sales, marketing and customer service training. Buyer shall reimburse Seller for all travel expenses of such personnel of Seller incurred to provide such assistance and training at locations other than Seller's plant.

         (2) During the six months following Closing and following the provision of the free technical assistance and training set forth in subparagraph (1) above, Seller shall provide additional technical assistance as may requested by Buyer from time to time. Buyer shall reimburse Seller for all travel and lodging expenses of such personnel of Seller and reimburse Seller at [****] of such employee's June 30, 1997 wages for such personnel for such period as they are providing technical assistance to Buyer. Seller agrees to use reasonable efforts to make its personnel available to Buyer at the times and to provide the assistance requested.

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     Section 1.6 Transfer Taxes. Buyer shall be responsible for paying and shall promptly  discharge when due, and shall  indemnify and hold harmless Seller from
(a) any sales or use taxes or (b) any other transfer or similar taxes imposed by states other than the State of California on or attributable to the transfer of the Purchased Assets. Seller shall be responsible for any transfer or similar taxes (other than sales or use taxes) imposed by the State of California.


                                    ARTICLE 2

               REPRESENTATIONS, COVENANTS AND WARRANTIES OF SELLER

     Seller represents, covenants and warrants to Buyer as follows:

     Section 2.1 Organization and Standing of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     Section 2.2 Authorization and Enforceability. Seller has full capacity, power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and this Agreement is binding upon Seller and is enforceable against Seller in accordance with its terms.

     Section 2.3 Machinery and Equipment; Manufacturing Process. Exhibit 1.1(b) hereto describes all machinery and equipment owned or leased by Seller used or intended for use in connection with the Business. Except as set forth on Exhibit 1.1(b), Seller has good and marketable title to all of such machinery and equipment, free and clear of all claims, liens, security interests, encumbrances or other restrictions. Exhibit 1.1(b) describes all machinery and equipment used or intended for use by Seller in connection with the Business but not owned or leased by Seller and all machinery and equipment owned or leased by Seller used or intended for use by Seller in connection with the Business but not in the possession of Seller and, in the latter case, a description of where such property is now located. The machinery and equipment (whether owned or leased) of Seller are in good and operable condition and repair, normal wear and tear excepted. The machinery and equipment is all the machinery and equipment necessary to manufacture the Products, and is fit for the purposes for which it is to be used in such manufacturing process. To Seller's knowledge, no material used in the manufacturing process or the Products is toxic or a hazardous substance or requires disposal as a hazardous substance under applicable environmental laws. Supplier sourcing arrangements provide for availability of all materials currently used in the manufacturing process at costs consistent with those reflected in Seller's bill of materials.

     Section 2.4 Litigation. There is no suit, action, proceeding (legal, administrative or otherwise), claim, investigation or inquiry (by an administrative agency, governmental body or otherwise) pending or, to Seller's knowledge, threatened involving the Products and, to Seller's knowledge, there is no factual basis upon which any such suit, action, claim, investigation, inquiry or proceeding could be asserted or based. To Seller's knowledge, there is no outstanding judgment, order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal against or affecting Seller or any of the properties, assets or business to be sold hereunder.

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     Section 2.5 Financial Information. The financial information concerning the manufacture, distribution and sale of the Product that has been provided to Buyer is, in all respects, (i) in accordance with the books and records of Seller; and (ii) accurately and fairly reflects, in reasonable detail, the transactions, assets and liabilities and production costs of Seller.

     Section 2.6 No Conflict with Other Instruments or Proceedings. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the breach of any of the terms or conditions of, or constitute a default under, the Certificate or Articles of Incorporation or the Bylaws of Seller, or any contract, agreement, commitment, indenture, mortgage, pledge, agreement, note, bond, license or other instrument or obligation to which Seller is now a party or by which Seller or any of its properties or assets is bound or affected; or (ii) violate any law, rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body. There are no consents, approvals or authorizations of or declarations, filings or registrations with any third parties or governmental or regulatory authorities required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for the transfer of the Medical Device Act registration.

     Section 2.7 Contracts. All contracts of Seller related to the Products are described on Exhibit 1.1(c) hereto, which description includes: (i) any lease, installment purchase agreement or other contract with respect to machinery and equipment; (ii) any joint venture, distributorship, sales, advertising, agency, manufacturer's representative, franchise, license or similar contract or commitment; (iii) any contract or agreement for the purchase of any raw material, component, material or piece of equipment; and (iv) any contract purporting to limit the freedom of Seller to compete with respect to the Product. Complete and accurate copies of all contracts and agreements described on Exhibit 1.1(c) have been provided to Buyer. All contracts, agreements and other arrangements described on Exhibit 1.1(c) are valid and enforceable in accordance with their terms and Seller and, to Seller's knowledge, all other parties to each of the foregoing have performed all obligations required to be performed in connection therewith to date. Neither Seller nor, to Seller's knowledge, any such other party is in default or in arrears under the terms of any of the foregoing, and, to Seller's knowledge, no condition exists or event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default under any of them.

     Section 2.8 Intellectual Property. Exhibit 1.1(d) and Exhibit 1 to the License Agreement hereto sets forth a list of all letters patent, patent applications, inventions upon which patent applications have not yet been filed, service marks, trade names, trademarks, trademark registrations and applications, copyrights and copyright registrations and applications presently owned, possessed, licensed or used by Seller in connection with the Business. To Seller's knowledge, there is no infringement of or unlawful use by any person or entity of any such patents, service marks, trade names, trademarks or copyrights. Seller has not been notified that its processes used for manufacture of the Products or Products sold by Seller infringe any patent, trademark, trade dress, copyright, trade secret or other proprietary right of any other person or entity. Seller knows of no patents or trademarks or trade dress rights or copyrights held by any

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other party, whether in the United States or any foreign country,  which provide a factual basis for infringement or potential liability with respect to the manufacture, use, sale or offer for sale of the Products. No letters patent,
patent  applications,   service  marks,  trade  names,   trademarks,   trademark
registrations  and  applications,   copyrights,   copyright   registrations  and
applications or grants of licenses set forth on Exhibit 1.1(d) are subject to any pending or, to Seller's knowledge, threatened claim or challenge and, to Seller's knowledge, there is no valid basis for asserting any such claim or
challenge.   The  manufacturing  and  engineering   drawings,   process  sheets,
specifications, bills of material, trade secrets, "know-how" and other like data of Seller are in such form and of such quality that Buyer can, following the Closing, design, produce, manufacture, assemble and sell the products and provide the services heretofore provided by Seller in a manner that meets the applicable specifications and conforms with the quality standards heretofore met by Seller. Except for registration under the Medical Device Act, Seller requires no license or other proprietary right to operate the Business or manufacture or sell the Products.

     Section 2.9 Brokers' Fees. Seller has not incurred any liability for brokers' fees, finders' fees, agents' commissions, financial advisory fees or other similar forms of compensation in connection with this Agreement or any transaction contemplated hereby.

     Section 2.10 Product Warranties. There are no express or implied warranties applicable to products sold by Seller. There is no action, suit, proceeding or claim pending or, to Seller's knowledge, threatened against Seller under any warranty, express or implied, and, to Seller's knowledge, there is no basis upon which any such claim could be made.

     Section 2.11 Permits and Licenses. All permits, licenses, orders and approvals necessary for Seller to manufacture, distribute and sell the Products as presently conducted are in full force and effect and have been complied with. All fees and charges incident thereto have been fully paid and are current and no suspension or cancellation of any such permit, license, order or approval has been threatened or could result by reason of the transactions contemplated by this Agreement.

     Section 2.12 Compliance with Law and Other Regulations. Seller is not subject to, nor has been, to Seller's knowledge, threatened with, any fine, penalty, liability or disability as the result of a failure to comply with any requirement of federal, state, local or foreign law or regulation (including those relating to the employment of labor and occupatiorial health and safety) or any requirement of any governmental body or agency having jurisdiction over Seller, the conduct of its business, the use of its assets and properties or any premises occupied by it.

     Section 2.13 Accuracy of Statements. No representation or warranty made by Seller in this Agreement, or any statement, certificate or schedule furnished, or to be furnished, to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. The foregoing representations, covenants and warranties shall be deemed to be made as of the date of this Agreement and again as of the Closing Date.

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                                    ARTICLE 3

               REPRESENTATIONS, COVENANTS AND WARRANTIES OF BUYER

     Buyer represents, covenants and warrants to Seller as follows:

     Section 3.1 Organization and Standing of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

     Section 3.2 Authorization and Enforceability. Buyer has full capacity, power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and this Agreement is binding upon Buyer and is enforceable against Buyer in accordance with its terms.

     Section 3.3 Brokers' Fees. Buyer has not incurred any liability for brokers' fees, finders' fees, agents' commissions, financial advisory fees or other similar forms of compensation in connection with this Agreement or any transaction contemplated hereby.


                                    ARTICLE 4

                                     CLOSING

     Section 4.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall take place in the offices of BISSELL Healthcare Corporation, 4 Sammons Court, Bolingbrook, Illinois, commencing at 10 a.m. local time on Thursday, August 28, 1997, or at such other place or time as the parties may agree (the "Closing Date").

     Section 4.2 Obligations of Seller. At the later of (i) Closing or (ii) transfer of the Purchased Assets to Seller, Seller shall deliver to Buyer:

     (a) warranty bills of sale, assignments, and such other instruments of transfer as may, in the judgment of Buyer and its counsel, be sufficient to vest in Buyer good and marketable title to the Purchased Assets, free and clear of any and all claims, liens, mortgages, security interests, encumbrances, charges or other restrictions, in form satisfactory to Buyer and its counsel;

     (b) all books of account, customer lists and other records pertaining to the Products or the Business;

     (c) the opinion of Venture Law Group, counsel to Seller, covering those matters described in Exhibit 4.2(c) hereof;

     (e) the License Agreement referred to in Section 1.2 hereof, duly executed on behalf of Seller; and

     (f) the Supply Agreement referred to in Section 1.4 hereof, duly executed on behalf of Seller.

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     Section 4.3  Obligations of Buyer.  At the Closing,  Buyer shall deliver to
Seller:

     (a) the Purchase Price payable pursuant to Section 1.3 hereof;

     (b) the opinion of Warner Norcross & Judd, LLP, counsel to Buyer, covering those matters described in Section 4.3(13) hereof;

     (c) the License Agreement described in Section 1.2 hereof, duly executed on behalf of Buyer;

     (d) instruments of assumption, assuming and agreeing to perform the liabilities of Seller under the Contracts, in form acceptable to Seller and its counsel; and

     (e) the Supply Agreement referred to in Section 1.5 hereof, duly executed on behalf of Buyer.

     Section 4.4 Further Documents or Necessary Action. Buyer and Seller agree to take all such further actions on or after the Closing Date at the expense of Buyer as are reasonably necessary or appropriate in order to effectuate the transactions contemplated in this Agreement.


                                    ARTICLE 5

                                 INDEMNIFICATION

     Section 5.1 Indemnification by Seller. Seller shall defend, indemnify and hold harmless Buyer, against and in respect of:

     (a) Liabilities. Any and all liabilities of any nature, whether known or unknown, accrued, absolute, contingent or otherwise, arising from the operation of the Business prior to the Closing Date, except to the extent attributable to the negligence, recklessness or intentional misconduct of Buyer;

     (b) Breach of Warranty. Any and all loss, cost, damage, expense or deficiency, including incidental and consequential damages, suffered by Buyer as a result of facts, circumstances or events constituting a misrepresentation, breach of warranty or nonfulfillment of any warranty, covenant, representation, undertaking or agreement by Seller contained in this Agreement, regardless of whether any such misrepresentation, breach or omission was deliberate, reckless, negligent or innocent and unintentional; and

     (c) Expenses. Any and all loss, cost, damage or expense incurred with respect to any claims, actions, suits, proceedings or assessments arising out of matters described in subsections (a) and (b) above, or the settlement thereof, including, without limitation reasonable accounting and legal fees.

     (d) Clarification Regarding Indemnification under Section 5.1(a). The parties agree that Section 5.1(a) shall apply and Buyer shall be entitled to be held harmless from and to be indemnified for all liabilities incurred by Seller in the operation of the Business prior to the

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Closing  Date to  Seller's  customers,  suppliers,  employees,  distributors  or representatives. Section 5.1(a) shall not apply to liabilities incurred by Buyer in the operation of the Business after the Closing Date to Buyer's customers, suppliers, employees, distributors or representatives.

     Seller shall reimburse Buyer from time to time after the Closing Date in respect of any liability or claim to which the foregoing agreement of indemnity relates; provided that if any action, suit, investigation or proceeding shall be commenced against or with respect to Buyer, in respect of which Buyer may demand indemnification hereunder, Buyer shall notify Seller to that effect with reasonable promptness after the commencement of such action, suit, investigation or proceeding, and Seller shall have the opportunity to defend against such action, suit, proceeding or investigation. If Seller elects to defend against any action, suit, proceeding or investigation, Seller shall notify Buyer to that effect with reasonable promptness. Buyer shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Buyer, unless (i) the employment of such counsel at Seller's expense shall have been authorized in writing by Seller in connection with the defense of such action, suit, proceeding or investigation, (ii) Seller shall have decided not to defend against such action, suit, proceeding or investigation, (iii) Seller shall have exceeded the liability limitation set forth under subsection 5.1(d) above, or (iv) Buyer shall have reasonably concluded that such action, suit, proceeding or investigation involves to a significant extent matters beyond the scope of the indemnity agreement contained in this Article 5, in any of which cases Seller shall not have the right to direct the defense of such action, suit, proceeding or investigation on behalf of Buyer, and that portion of such fees and expenses reasonably related to matters covered by the indemnity agreement contained in this Article 5 shall be borne by Seller. Any party herein granted the right to direct the defense of a claim shall (i) keep the other fully informed of such action, suit, proceeding or investigation at all stages thereof whether or not represented, (ii) promptly submit to the other copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received in connection with such action, suit, proceeding or investigation, (iii) permit the other and its counsel, to the extent practicable, to confer on the conduct of the defense of such action, suit, proceeding or investigation, and (iv) to the extent practicable, permit the other and its counsel an opportunity to review all legal papers to be submitted prior to such submission. Each party shall make available to the other and its counsel and accountants all of its books and records relating to such action, suit, proceeding or investigation and each party shall render to the other such assistance as may be reasonably required in order to insure the proper and adequate defense of any such action, suit, proceeding or investigation.

     Section 5.2 Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless Seller against and in respect of:

     (a) Liabilities. (i) Any and all liabilities of any nature, whether accrued, absolute, contingent or otherwise, arising from the operation of the Business following the Closing Date, except to the extent attributable to the negligence, recklessness or intentional misconduct of Seller;

     (b) Breach of Warranty. Any and all loss, cost, damage, expense or deficiency, including incidental and consequential damages, suffered by Seller as a result of facts, circumstances or events constituting a misrepresentation, breach of warranty or nonfulfillment of any warranty, covenant, representation, undertaking or agreement by Buyer contained in this Agreement, regardless of whether any such misrepresentation, breach or omission was deliberate, reckless, negligent or innocent and unintentional;

     (c) Physical Injury. Any injury to Seller's employees or agents incurred in connection with the provision of technical assistance and training pursuant to
Section 1.5(c) due to the negligence, recklessness or intentional misconduct of Buyer or its agents or employees, whether on Buyer's premises or not; and

     (d) Expenses. Any and all loss, cost, damage or expense incurred with respect to any claims, actions, suits, proceedings or assessments arising out of matters described in subsections (a), (b) and (c) above, or the settlement thereof, including, without limitation, reasonable accounting and legal fees.

     Buyer shall reimburse Seller from time to time after the Closing Date in respect of any liability or claim to which the foregoing agreement of indemnity relates; provided that if any action, suit, investigation or proceeding shall be commenced against or with respect to Seller, in respect of which Seller may demand indemnification hereunder, Seller shall notify Buyer to that effect with reasonable promptness after the commencement of such action, suit, investigation or proceeding, and Buyer shall have the opportunity to defend against such action, suit, proceeding or investigation. If Buyer elects to defend against any action, suit, proceeding or investigation, Buyer shall notify Seller to that effect with reasonable promptness. Seller shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Seller unless (i) the employment of such counsel at Buyer's expense shall have been authorized in writing by Buyer in connection with the defense of such action, suit, proceeding or investigation, (ii) Buyer shall have decided not to defend against such action, suit, proceeding or investigation, or
(iii) Seller shall have reasonably concluded that such action, suit, proceeding or investigation involves to a significant extent matters beyond the scope of the indemnity agreement contained in this Article 5, in any of which cases Buyer shall not have the right to direct the defense of such action, suit, proceeding or investigation on behalf of Seller and that portion of such fees and expenses reasonably related to matters covered by the indemnity agreement contained in this Article 5 shall be borne by Buyer. Any party herein granted the right to direct the defense of a claim shall (i) keep the other fully informed of such action, suit, proceeding or investigation at all stages thereof whether or not represented, (ii) promptly submit to the other copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received in connection with such action, suit, proceeding or investigation,
(iii) permit the other and its counsel, to the extent practicable, to confer on the conduct of the defense of such action, suit, proceeding or investigation, and (iv) to the extent practicable, permit the other and its counsel an opportunity to review all legal papers to be submitted prior to such submission. Each party shall make available to the other and its counsel and accountants all of its books and records relating to such action, suit, proceeding or investigation and each party shall render to the other such assistance as may be reasonably required in order to insure the proper and adequate defense of any such action, suit, proceeding or investigation.


                                    ARTICLE 6

                                     GENERAL

     Section 6.1 Survival of Representations, Warranties. All representations and warranties made by any party to this Agreement shall survive the Closing for a period of one year thereafter and any investigation at any time made by or on behalf of any party before or after the Closing. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, MADE BY ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     Section 6.2 Binding Effect; Benefits; Assignment. All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and authorized assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement except as expressly indicated herein. Neither Seller nor Buyer shall assign any of their respective rights or obligations under this Agreement to any other person, firm or corporation without the prior written consent of the other party.

     Section 6.3 Definition of "Knowledge"." An individual will be deemed to have "knowledge" of a particular fact or other matter if:

     (a) such individual is actually aware of such fact or other matter; or

     (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

     A person other than an individual will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer of such person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

     Section 6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applicable to contracts made and to be performed in the State of New York.

     Section 6.5 Public Disclosure. Neither Buyer nor Seller shall make any public disclosure of the existence or terms of this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         Section 6.6 Notices. Any notice, consent, or communication required to be given or payment required to be made to any party hereunder shall be sent to its respective address as set forth below or to any other address as either party may, by written notice, advise to the other from time to time:

     (a) If to Buyer:

         BISSELL Healthcare Corporation
         4 Sammons Court
         Bolingbrook, Illinois 60440-4989
         Fax No.  (630) 226-1390
         with a copy to:

         Warner Norcross & Judd LLP
         900 Old Kent Building
         111 Lyon Street, N.W.
         Grand Rapids, Michigan 49503-2489
         Attention:  Stephen R. Kretschman
         Fax No.  (616) 752-2500

     (b) If to Seller:

         LANDEC CORPORATION
         3603 Haven Avenue
         Menlo Park, California 94025-1010
         Attention:  Gary T. Steele
         Fax No.  (650) 368-9818

         with a copy to:

         Venture Law Group
         2800 Sand Hill Road
         Menlo Park, California 94025
         Attention:        Tae Hea Nahm
         Fax No.  (650) 233-8386

     Either party may change its address by prior written notice to the other party. Any and all notices shall be in writing and be delivered personally; by registered or certified mail (return receipt requested); or by telegram, facsimile, or overnight courier, to the other party at its then-current address. Any such notice shall be deemed to have been received by the addressee: (i) immediately, upon personal delivery and (ii) upon the date of receipt when delivered by other means.

     Section 6.7 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall together constitute one and the same instrument. A document executed by a party and transmitted by facsimile transmission shall constitute valid execution and delivery, and any such document shall be binding on the party so executing and delivering such document.

     Section 6.8 Expenses. Buyer and Seller shall pay their own respective expenses and costs including, without limitation, all attorneys' and accountants' fees incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, unless otherwise indicated in this Agreement.

     Section 6.9 Entire Agreement. This Agreement, and the exhibits and schedules hereto and the agreements referred to herein set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made that is not embodied in this Agreement or in the documents referred to herein and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set fort.

     Section 6.10 Amendment and Waiver. This Agreement may be amended, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by Seller and Buyer, or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any tune to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any such term, covenant, representation or warranty or any other term, covenant, representation or warranty set forth herein.

     Section 6.11 Severability. Any provision, or clause thereof, of this Agreement which shall be found to be contrary to New York law or otherwise unenforceable shall not affect the remaining terms of this Agreement, which shall be construed in such event as if the unenforceable provision, or clause thereof, were absent from this Agreement.

     Section 6.12 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

     Section 6.13 Limitation of Liability.

     (a) Neither party shall be liable to other for lost profits arising out of this Agreement, the License Agreement or the Supply Agreement under any theory of damages or through indemnification, even if a party has been advised of the possibility of such damages.

     (b) In no event shall Seller be liable to Buyer under this Agreement, the License Agreement or the Supply Agreement under any theory of damages or through indemnification in the aggregate for amounts greater than [****]. This limitation shall not apply to [****].

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        BISSELL HEALTHCARE CORPORATION



                                        By  /s/   Howard A. Schwartz
                                            ------------------------
                                            Howard A. Schwartz, President

                                                                        "Buyer"



                                        LANDEC CORPORATION



                                        By  /s/   Gary T. Steele
                                            --------------------
                                            Gary T. Steele, President

                                                                        "Seller"

                       Pages re following exhibits omitted.

                    Exhibit 1.1(a)      Description of Inventory
                    Exhibit 1.1(b)      Machinery and Equipment
                    Exhibit 1.1(c)      Contracts to be Assumed
                    Exhibit 1.1(d)      Trademarks
                    Exhibit 1.2(        Form of License Agreement
                    Exhibit 1.5         Form of Supply Agreement
                    Exhibit 4.2(c)      Form of Opinion of Counsel for Seller
                    Exhibit 4.3(b)      Form of Opinion of Counsel for Buyer